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                                                                 EXHIBIT 10.27.5

                       FIFTH AMENDMENT TO LEASE AGREEMENT

      FIFTH AMENDMENT TO LEASE AGREEMENT dated as of June 23, 1997 between TriNet Essential Facilities X, Inc., a Maryland corporation (TriNet), and Caterair International Corporation, a Delaware corporation (Caterair).

      This Fifth Amendment to Lease Agreement amends and forms a part of the four separate Lease Agreements, each dated as of May 15, 1993, between TriNet, as landlord, and Caterair, as tenant, as amended by First Amendment to Lease Agreement dated as of September 22, 1995, as amended by Second Amendment to Lease Agreement dated as of December 1, 1995, as amended by Third Amendment to Lease Agreement dated as of June 1, 1996, and as amended by Fourth Amendment to Lease dated as of December 23, 1996 relating to property described on Exhibit A hereto (collectively, the Lease).

      Pursuant to the First Amendment to Lease Agreement, Caterair agreed to perform certain specified remedial work and delivered a letter of credit drawn on The Bank of New York in the amount of $1,000,000 to TriNet as security for the performance of remedial work on the property subject to the Lease and certain other property leased by Caterair from an affiliate of TriNet. Pursuant to the Second Amendment to Lease Agreement, the date for completion of such remedial work was extended to June 1, 1996. Pursuant to the Third Amendment to Lease Agreement, the date for completion of such remedial work was extended to November 15, 1996 and the amount of the letter of credit was reduced to $500,000. Pursuant to the Fourth Amendment to Lease, the amount of the letter of credit was reduced to $100,000 and the date for completion of such remedial work was extended to April 30, 1997. Caterair has requested that the date for completion of the remedial work be extended to October 31, 1997.

      NOW THEREFORE, in consideration of the premises and other good and valuable consideration, TriNet and Caterair hereby agree as follows:

      1. Section 4.1 of the First Amendment to Lease Agreement is hereby amended and restated in its entirety as follows:

4.1 Tenant hereby agrees to perform the necessary remedial work to the premises identified in the Leases set forth in Schedule 1 hereto with respect to the matters described in Mark Malardino's letter to Tenant, dated September 14, 1995, and to complete such work on or before October 31, 1997. Tenant has delivered to Landlord a clean irrevocable letter of credit identified as The Bank of New York's Letter of Credit Ref. No. S00034339 to secure performance of such remedial work; such letter of credit was amended on July 29, 1996 to reduce the available credit to $500,000 and to extend the expiration date to December 31, 1996; such letter of credit was amended to reduce the available credit to $100,000 and to extend its expiration date to June 30, 1997; Tenant shall cause such letter of credit to be further amended to extend its expiration date to November 28, 1997 (the "Amended Letter of Credit"). Upon completion of such remedial work
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by Tenant, Landlord shall return the Amended Letter of Credit to Tenant. If the remedial work is not substantially completed by October 31, 1997, Landlord may draw on the Amended Letter of Credit from time to time to fund the cost or estimated cost of such work plus a management fee equal to 10% of such cost. Landlord shall remit any unspent balance to Tenant upon completion of such remedial work.

      2. Attached hereto as Exhibit A is a copy of a June __, 1997 amendment to The Bank of New York letter of credit no. S00034339, which has the effect of extending the expiration date to November 28, 1997 and making the letter of credit assignable by TriNet. TriNet consents to such amendment and agrees to notify The Bank of New York of such consent.

      3. This Fifth Amendment to Lease Agreement may be executed by each party on a separate counterpart, and such counterparts shall together constitute a single instrument.
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      IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to
Lease Agreement to be executed as of the date first above set forth.

                                            TriNet Essential Facilities X, Inc.


                                            By:/s/Jo Ann Chitty
                                               ---------------------------------
                                               Name:
                                               Title:

                                            Caterair International Corporation


                                            By:/s/ Terry Roueche
                                               ---------------------------------
                                               Name: Terry Roueche
                                               Title: Assistant Secretary